Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Build America Bond Fund
811-22391


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.

Voting results are as follows:

<c>Common shares

To approve a new investment management
 agreement

   For
         10,143,951
   Against
              318,140
   Abstain
              301,159
   Broker Non-Votes
           2,993,709
      Total
         13,756,959


To approve a new sub-advisory agreement.


   For
         10,092,173
   Against
              363,150
   Abstain
              307,927
   Broker Non-Votes
           2,993,709
      Total
         13,756,959



Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236561.